Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 4Q2025 RESULTS

— — —

GAAP DILUTED EPS OF $0.63, ADJUSTED1 EPS OF $0.65

GAAP NET REVENUES OF $1.64 BILLION, ADJUSTED NET REVENUES OF $1.67 BILLION

GREENWICH, CT, January 20, 2026 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended December 31, 2025.

Reported diluted earnings per share were $0.63 for the current quarter and $0.65 as adjusted. For the year-ago quarter, reported diluted earnings per share2 were $0.50 and $0.51 as adjusted.

Reported net revenues were $1.64 billion for the current quarter and $1.67 billion as adjusted. For the year-ago quarter, reported net revenues were $1.39 billion and $1.42 billion as adjusted.

Reported income before income taxes was $1.30 billion for the current quarter and $1.33 billion as adjusted. For the year-ago quarter, reported income before income taxes was $1.04 billion and $1.08 billion as adjusted.

Financial Highlights

(All comparisons are to the year-ago quarter.)

•
Commission revenue increased 22% to $582 million on higher customer trading volumes. Customer trading volume in options, futures and stocks increased 27%, 22% and 16%, respectively.

•
Net interest income increased 20% to $966 million on higher average customer margin loans and customer credit balances and stronger securities lending activity.

•
Other fees and services increased 5% to $85 million, led by increases of $5 million in payments for order flow from exchange-mandated programs, $2 million in FDIC sweep fees and $2 million in market data fees, partially offset by a decrease of $9 million in risk exposure fees.

•
Execution, clearing and distribution fees decreased 21% to $91 million, driven by lower regulatory fees, as the SEC Section 31 transaction fee rate was reduced to zero on May 14, 2025, and greater capture of liquidity rebates from certain exchanges due to higher trading volumes in stocks and options.

•
Pretax profit margin for the current quarter was 79% both as reported and as adjusted. For the year-ago quarter, pretax margin was 75% as reported and 76% as adjusted.

•
Total equity of $20.5 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.08 per share. This dividend is payable on March 13, 2026, to shareholders of record as of February 27, 2026.

1 See the reconciliation of non-GAAP financial measures starting on page 10.

2 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

Business Highlights

(All comparisons are to the year-ago quarter.)

•
Customer accounts increased 32% to 4.40 million.
•
Customer equity increased 37% to $779.9 billion.
•
Total DARTs3 increased 30% to 4.04 million.
•
Customer credits increased 34% to $160.1 billion.
•
Customer margin loans increased 40% to $90.2 billion.

Other Items

Other income decreased 55% to $10 million. This decrease is comprised mainly of $10 million related to our investing activities.

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $7 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.07%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $23 million) and (2) Other Comprehensive Income (gain of $16 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, January 20, 2026, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at

https://register-conf.media-server.com/register/BI8c3402e9eeb94bca88dd320941bec6d7 to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group, Inc. (NASDAQ: IBKR) is a member of the S&P 500. Its affiliates provide automated trade execution and custody of securities, commodities, foreign exchange, and forecast contracts around the clock on over 170 markets in numerous countries and currencies from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation have enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron's, Investopedia, Stockbrokers.com, and many others.

3 Daily average revenue trades (DARTs) are based on customer orders.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024

	(in millions, except share and per share data)

Revenues:
Commissions	$582	$477	$2,149	$1,697
Other fees and services	85	81	291	280
Other income	10	22	202	60
Total non-interest income	677	580	2,642	2,037

Interest income	2,072	1,863	7,782	7,339
Interest expense	(1,106)	(1,056)	(4,219)	(4,191)
Total net interest income	966	807	3,563	3,148
Total net revenues	1,643	1,387	6,205	5,185

Non-interest expenses:
Execution, clearing and distribution fees	91	115	420	447
Employee compensation and benefits	153	138	626	574
Occupancy, depreciation and amortization	25	24	97	101
Communications	11	10	43	39
General and administrative	62	59	247	314
Customer bad debt	1	1	1	15
Total non-interest expenses	343	347	1,434	1,490

Income before income taxes	1,300	1,040	4,771	3,695
Income tax expense	99	71	414	288

Net income	1,201	969	4,357	3,407
Net income attributable to noncontrolling interests	917	752	3,373	2,652

Net income available for common stockholders	$284	$217	$984	$755

Earnings per share[1]:
Basic	$0.64	$0.50	$2.23	$1.75
Diluted	$0.63	$0.50	$2.22	$1.73

Weighted average common shares outstanding[1]:
Basic	445,374,664	435,541,452	440,931,909	432,448,796
Diluted	447,865,539	438,734,088	443,859,546	436,011,752

________________________

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024

	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$284	$217	$984	$755
Other comprehensive income:
Cumulative translation adjustment, before income taxes	4	(64)	101	(53)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	4	(64)	101	(53)
Comprehensive income available for common stockholders	$288	$153	$1,085	$702

Comprehensive earnings per share[1]:
Basic	$0.65	$0.35	$2.46	$1.62
Diluted	$0.64	$0.35	$2.44	$1.61

Weighted average common shares outstanding[1]:
Basic	445,374,664	435,541,452	440,931,909	432,448,796
Diluted	447,865,539	438,734,088	443,859,546	436,011,752

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$917	$752	$3,373	$2,652
Other comprehensive income - cumulative translation adjustment	12	(184)	290	(154)
Comprehensive income attributable to noncontrolling interests	$929	$568	$3,663	$2,498

________________________

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(UNAUDITED)

			December 31, 2025	December 31, 2024

			(in millions)

Assets
Cash and cash equivalents			$4,963	$3,633
Cash - segregated for regulatory purposes			50,332	36,600
Securities - segregated for regulatory purposes			26,521	27,846
Securities borrowed			11,589	5,369
Securities purchased under agreements to resell			7,117	6,575
Financial instruments owned, at fair value			4,982	1,924
Receivables from customers, net of allowance for credit losses			90,475	64,432
Receivables from brokers, dealers and clearing organizations			5,161	2,196
Other assets			2,100	1,567
Total assets			$203,240	$150,142

Liabilities and equity

Liabilities
Short-term borrowings			$19	$14
Securities loaned			24,751	16,248
Financial instruments sold but not yet purchased, at fair value			740	293
Other payables:
Customers			154,336	115,343
Brokers, dealers and clearing organizations			1,566	476
Other payables			1,356	1,171
			157,258	116,990
Total liabilities			182,768	133,545

Equity
Stockholders' equity			5,363	4,280
Noncontrolling interests			15,109	12,317
Total equity			20,472	16,597
Total liabilities and equity			$203,240	$150,142

	December 31, 2025		December 31, 2024[1]
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	445,612,825	26.3%	435,726,456	25.8%
Noncontrolling interests (IBG Holdings LLC)	1,250,737,416	73.7%	1,254,573,416	74.2%

Total IBG LLC membership interests	1,696,350,241	100.0%	1,690,299,872	100.0%

________________________

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)
	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2023	483,015		29,712		512,727
2024	661,666	37%	63,348	113%	725,014	41%
2025	915,616	38%	121,972	93%	1,037,588	43%

4Q2024	196,433		23,220		219,653
4Q2025	254,690	30%	34,548	49%	289,238	32%

3Q2025	229,635		30,659		260,294
4Q2025	254,690	11%	34,548	13%	289,238	11%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	1,020,736		209,034		252,742,847
2024	1,344,855	32%	218,327	4%	307,489,711	22%
2025	1,668,228	24%	241,631	11%	421,707,895	37%

4Q2024	371,684		52,285		97,610,744
4Q2025	462,656	24%	63,258	21%	112,072,352	15%

3Q2025	428,524		52,233		119,250,686
4Q2025	462,656	8%	63,258	21%	112,072,352	(6%)

CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	981,172		206,073		248,588,960
2024	1,290,770	32%	214,864	4%	302,040,873	22%
2025	1,623,384	26%	240,120	12%	417,457,770	38%

4Q2024	356,255		51,662		95,910,447
4Q2025	452,869	27%	62,884	22%	111,109,596	16%

3Q2025	418,389		51,936		118,307,826
4Q2025	452,869	8%	62,884	21%	111,109,596	(6%)

PRINCIPAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2023	39,564		2,961		4,153,887
2024	54,085	37%	3,463	17%	5,448,838	31%
2025	44,844	(17%)	1,511	(56%)	4,250,125	(22%)

4Q2024	15,429		623		1,700,297
4Q2025	9,787	(37%)	374	(40%)	962,756	(43%)

3Q2025	10,135		297		942,860
4Q2025	9,787	(3%)	374	26%	962,756	2%

________________________

1 Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA, CONTINUED

Year over Year	4Q2025	4Q2024	% Change
Total Accounts (in thousands)	4,399	3,337	32%
Customer Equity (in billions)[1]	$779.9	$568.2	37%

Total Customer DARTs (in thousands)	4,043	3,118	30%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.64	$2.72	(3%)
Cleared Avg. DARTs per Account (Annualized)	203	213	(5%)

Consecutive Quarters	4Q2025	3Q2025	% Change
Total Accounts (in thousands)	4,399	4,127	7%
Customer Equity (in billions)[1]	$779.9	$757.5	3%

Total Customer DARTs (in thousands)	4,043	3,616	12%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.64	$2.70	(2%)
Cleared Avg. DARTs per Account (Annualized)	203	195	4%

________________________

1 Excludes non-Customers.

2 Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024

	(in millions)

Average interest-earning assets
Segregated cash and securities	$81,045	$65,465	$77,217	$62,117
Customer margin loans	83,637	60,290	69,978	53,503
Securities borrowed	10,164	6,089	7,792	5,899
Other interest-earning assets	16,302	11,874	15,167	11,180
FDIC sweeps[1]	6,227	4,643	5,555	4,214
	$197,375	$148,361	$175,709	$136,913

Average interest-bearing liabilities
Customer credit balances	$151,033	$114,274	$135,487	$105,840
Securities loaned	23,822	15,268	19,469	13,737
Other interest-bearing liabilities	201	104	170	26
	$175,056	$129,646	$155,126	$119,603

Net interest income
Segregated cash and securities, net[2]	$724	$747	$2,930	$3,024
Customer margin loans[3]	925	792	3,230	3,012
Securities borrowed and loaned, net	84	25	287	92
Customer credit balances, net[3]	(927)	(884)	(3,545)	(3,595)
Other net interest income1/4	201	150	759	690
Net interest income[4]	$1,007	$830	$3,661	$3,223

Net interest margin ("NIM")	2.02%	2.23%	2.08%	2.35%

Annualized yields
Segregated cash and securities	3.54%	4.54%	3.79%	4.87%
Customer margin loans	4.39%	5.23%	4.62%	5.63%
Customer credit balances	2.44%	3.08%	2.62%	3.40%

________________________

1 Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

2 Net interest income on "Segregated cash and securities, net" for the twelve months ended December 31, 2025, excludes approximately $26 million of interest income, recorded in the consolidated statements of comprehensive income, related to taxes withheld at source in prior periods which was determined to be fully refundable.

3 Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

4 Includes income from financial instruments that has the same characteristics as interest but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and twelve months ended December 31, 2025 and 2024, $11 million, $38 million, $8 million, and $28 million were reported in other fees and services, respectively. For the three and twelve months ended December 31, 2025 and 2024, $30 million, $86 million, $15 million, and $47 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024

Adjusted net revenues[1] (in millions)
Net revenues - GAAP	$1,643	$1,387	$6,205	$5,185
Non-GAAP adjustments
Currency diversification strategy, net	23	18	4	15
Mark-to-market on investments[2]	1	10	(56)	48
Remeasurement of TRA liability[3]	3	9	3	9
Total non-GAAP adjustments	27	37	(49)	72
Adjusted net revenues	$1,670	$1,424	$6,156	$5,257

Adjusted income before income taxes[1] (in millions)
Income before income taxes - GAAP	$1,300	$1,040	$4,771	$3,695
Non-GAAP adjustments
Currency diversification strategy, net	23	18	4	15
Mark-to-market on investments[2]	1	10	(56)	48
Remeasurement of TRA liability[3]	3	9	3	9
Total non-GAAP adjustments	27	37	(49)	72
Adjusted income before income taxes	$1,327	$1,077	$4,722	$3,767

Adjusted pre-tax profit margin	79%	76%	77%	72%

Adjusted net income available for common stockholders[1] (in millions)
Net income available for common stockholders - GAAP	$284	$217	$984	$755
Non-GAAP adjustments
Currency diversification strategy, net	6	5	1	4
Mark-to-market on investments[2]	0	3	(15)	12
Remeasurement of TRA liability[3]	3	9	3	9
Income tax effect of above adjustments[4]	(1)	(2)	3	(4)
Remeasurement of deferred income taxes[5]	(3)	(11)	(3)	(11)
Total non-GAAP adjustments[7]	5	5	(11)	11
Adjusted net income available for common stockholders[7]	$289	$222	$973	$766

Adjusted diluted EPS1/6 (in dollars, except share amounts)
Diluted EPS - GAAP	$0.63	$0.50	$2.22	$1.73
Non-GAAP adjustments
Currency diversification strategy, net	0.01	0.01	0.00	0.01
Mark-to-market on investments[2]	0.00	0.01	(0.03)	0.03
Remeasurement of TRA liability[3]	0.01	0.02	0.01	0.02
Income tax effect of above adjustments[4]	(0.00)	(0.00)	0.01	(0.01)
Remeasurement of deferred income taxes[5]	(0.01)	(0.02)	(0.01)	(0.02)
Total non-GAAP adjustments[7]	0.01	0.01	(0.02)	0.03
Adjusted diluted EPS[7]	$0.65	$0.51	$2.19	$1.76

Diluted weighted average common shares outstanding	447,865,539	438,734,088	443,859,546	436,011,752

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.

•
We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments2.
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.
•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.
•
We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments.

3 Remeasurement of our TRA liability represents the change in the amount payable to IBG Holdings LLC under the TRA, primarily due to changes in the Company’s effective tax rates. This is related to the remeasurement of the deferred tax assets described below. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) on February 27, 2025.

4 The income tax effect is estimated using the statutory income tax rates applicable to the Company.

5 Remeasurement of certain deferred tax assets represents the change in the unamortized balance of deferred tax assets related to the step-up in basis arising from the acquisition of interests in IBG LLC, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025.

6 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

7Amounts may not add due to rounding.